EXHIBIT 10.2






                       TRITON EXPLORATION SERVICES, INC.
                  (AS SUCCESSOR TO TRITON ENERGY CORPORATION)

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                       AS AMENDED AND RESTATED EFFECTIVE
                                JANUARY 1, 1998

                               TABLE OF CONTENTS



                                                                          PAGE

ARTICLE 1.     DEFINITIONS                                                  1

ARTICLE 2.     PARTICIPATION                                                6

ARTICLE 3.     RETIREMENT BENEFITS                                          7

ARTICLE 4.     ADMINISTRATION                                              10

ARTICLE 5.     OTHER PROVISIONS                                            11






The purpose of the Triton Exploration Services, Inc. Supplemental Executive Retirement Plan (the "Plan") is to provide deferred compensation to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of Triton Exploration Services, Inc. (the "Corporation") and its affiliated companies (collectively, the "Employers"), and to provide a retirement benefit package that will assist the Employers in attracting, retaining and motivating the best available talent to enter their employ.


                                   ARTICLE 1
                                  DEFINITIONS



As used in this document, unless otherwise defined or required by the context, the following terms have the meanings set forth in this Article 1.

1.01          ACCRUED  RETIREMENT  BENEFIT

     The Accrued Retirement Benefit of any Participant who, at any time on or after January 1, 1998, is or was employed by an Employer and is or was an officer of Parent, is determined using the formula used to compute the Participant's Normal Retirement Benefit, multiplied by the Participant's accrual percentage determined according to the following schedule on the basis of the Participant's completed Years of Service:

              YEARS OF SERVICE     PERCENTAGE OF BENEFIT ACCRUED
                Less than 1                   0%
                       1                     10%
                       2                     20%
                       3                     30%
                       4                     40%
                       5                     50%
                       6                     60%
                       7                     70%
                       8                     80%
                       9                     90%
                   10 or more               100%
                -------------               ----

     The Accrued Retirement Benefit for any other Participant is determined based upon the provisions of the Plan in effect on the date of the Participant's termination of employment with the Corporation.


1.02          ACTUARIAL  EQUIVALENT

     Actuarial Equivalent means a form of benefit differing in time, period and/or manner of payment from another form of benefit but having the same value when computed based upon the following interest and mortality assumptions:

          Interest:     8%  per  annum,  compounded  annually

          Mortality:    1983 Group Annuity Mortality Table using unisex rates
                        which  are  blended  using  50%  male  rates  and  50%
                        female  rates

     The present value of any Accrued Benefit for purposes of determining the amount of a lump-sum distribution will be equal to the greater of the present value determined using the interest rate and mortality table specified above or the present value determined using the "Applicable Interest Rate" and "Applicable Mortality Table."

     The "Applicable Interest Rate" is the rate equal to the annual rate of interest on 30-year Treasury securities for the month before the first day of the Plan Year quarter of distribution or such other time as the Secretary of the Treasury may by regulation prescribe.

     The "Applicable Mortality Table" is the table based on the mortality rates in Revenue Ruling 95-6 or such other table as the Secretary of the Treasury may later prescribe.

1.03          AVERAGE  MONTHLY  COMPENSATION

     A Participant's Average Monthly Compensation, as of a given date, is determined by dividing the total Compensation he received during the five (5) consecutive calendar years for which his Compensation was highest by the number of months during such period for which he received Compensation. No fractional calendar years resulting from a Participant's date of employment or date of termination will be taken into account.

1.04          BENEFICIARY

     Beneficiary is the person, persons, trust or other entity designated to receive any amount payable upon the death of a Participant.

1.05          BOARD  OF  DIRECTORS

     Board  of  Directors  means  the  Board  of Directors of the Corporation.

1.06          CHANGE  IN  CONTROL

     Change  in  Control  means  the  occurrence  of  any  of  the  following:

     (a)          The  consummation  of:

          (1) Any consolidation, amalgamation or merger of Parent in which Parent is not the continuing or surviving corporation or pursuant to which shares of Parent's common stock would be converted into cash, securities or other property, other than a merger of Parent in which the holders of Parent's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or

          (2) Any sale, lease, exchange or other transfer (excluding transfer by way of hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of Parent ;

     (b) The shareholders of Parent approve any plan or proposal for the liquidation or dissolution of Parent,

     (c) Any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934) or any "group" (as such term is used in Rule 13d-5 promulgated under the Securities Exchange Act of 1934), other than Parent or any successor of Parent or any subsidiary of Parent or any employee benefit plan of Parent or any subsidiary (including such plan's trustee), becomes, without the prior approval of the Directors of Parent, a beneficial owner for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, directly or indirectly, of securities of Parent representing 25% or more of Parent's then outstanding securities having the right to vote in the election of Directors of Parent, or

     (d) During any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board of Directors of Parent, cease for any reason (other than death) to constitute a majority of the Directors of Parent, unless the election, or the nomination for election, by Parent's shareholders, of each new Director of Parent was approved by a vote of at least two-thirds of the Directors of Parent then still in office who were Directors of Parent at the beginning of the period.

1.07          COMPENSATION

     Compensation means the base salary paid by a Participating Employer to an Eligible Employee during the Plan Year, excluding any bonuses, commissions, expense allowances, overtime, severance pay, overrides, royalties, or other extraordinary compensation.

     Compensation also includes any amounts of base salary which are not otherwise includable in the gross income of an Eligible Employee due to (i) Code Section 125, 402(a)(8), 402(h) or 403(b), (ii) any other voluntary deferred compensation election by the Eligible Employee or (iii) other similar amounts as determined from time to time by the SERP Administrative Committee.

1.08          CORPORATION

     Corporation  means  Triton  Exploration  Services,  Inc.

1.09          EFFECTIVE  DATE

     The Effective Date of the Plan is September 1, 1990. The Plan was most recently amended and restated effective October 1, 1995. The Effective Date of the amendments of the Plan effected by this restatement of the Plan is January 1, 1998.

1.10          ELIGIBLE  EMPLOYEE

     Eligible Employees are those employees of each Participating Employer who are officers and key management personnel and who are selected by the Board of Directors to be eligible to participate in the Plan.

1.11          EMPLOYMENT  COMMENCEMENT  DATE

     The date on which an Eligible Employee first performs an Hour of Service for a Participating Employer is his Employment Commencement Date.

1.12          MONTHLY  SOCIAL  SECURITY  BENEFIT

     Monthly Social Security Benefit means the amount of monthly benefits which an Eligible Employee would be entitled to receive as his "primary insurance amount" determined under the provisions of the Social Security Act as in effect on the January lst coincident with or immediately preceding the earlier of (a) his date of retirement or termination or (b) his Normal Retirement Date. Such amount will be determined assuming (a) that he has made or will make appropriate application for such benefit, (b) that no event occurs to delay or forfeit any part of such benefit, (c) that if he dies or retires (except for Disability Retirement) before his Normal Retirement Date, he will continue to receive until his Normal Retirement Date, remuneration (which would be treated as taxable wages for purposes of the Social Security
Act)  at  the  same  rate  as  at  the  time  of retirement  or  death, and
(d) that if he retires under the Plan on account of Disability, his Monthly Social Security Benefit, as herein defined, will be the benefit payable if his Social Security disability insurance benefit were to be approved at the same time as his Disability Retirement Benefit. As used in this Section, the term "primary insurance amount" has the meaning ascribed to it in the federal Social Security Act, as amended, and in effect on the affected Participant's date of retirement, death, severance, or Normal Retirement Date, as the case may be.

     A Participant's Monthly Social Security Benefit will be determined based upon estimated compensation histories in accordance with the rules in this paragraph. The pre-separation or pre-retirement compensation history is estimated by applying a salary scale, projected backwards, to the Participant's compensation (as defined in Section 3.03 of Revenue Ruling 71-446) at separation or retirement. The salary scale represents the actual change in the average wages from year to year as used by the Social Security Administration to determine earnings index factors for Social Security Average Indexed Monthly Earnings.

     The  determination  of  the  amount  of  a  Participant's  Monthly Social
Security  Benefit  will  be  made  by  the  SERP  Administrative  Committee.

1.13          HOUR  OF  SERVICE

     An Hour of Service is each hour for which a Participant is paid, or entitled to payment, for the performance of duties for a Participating Employer.

1.14          NORMAL  RETIREMENT  DATE

     A Participant's Normal Retirement Date is the first day of the month that coincides with or next follows the date on which the Participant retires after satisfying the following conditions:

     (a)          Attainment  of  age  60,  and

     (b)          Completion  of  10  Years  of  Service.

1.15          PARENT

     The  term "Parent" means Triton Energy Limited, a Cayman Islands company.

1.16          PARTICIPANT

     The  term  "Participant"  means  an  Eligible Employee or former Eligible
Employee who is participating in the Plan and who is or who may become eligible to receive a benefit of any type from the Plan or whose Beneficiary may be eligible to receive any such benefit.

1.17          PARTICIPATING  EMPLOYER

     The term "Participating Employer" means the Corporation and any other subsidiary of the Parent that has adopted the Plan for the benefit of its Eligible Employees with the written consent of the SERP Administrative Committee.

1.18          PENSION  PLAN  OFFSET

     Pension Plan Offset means the monthly amount of retirement income commencing at age 65 which is payable to a Participant under the Triton Exploration Services, Inc. Retirement Income Plan. For married Participants, such benefit will be in the form of a 50% joint and survivor annuity, and for a single Participant, in the form of a life only benefit as determined in accordance with the assumptions and methods set forth in the Triton Exploration Services, Inc. Retirement Income Plan.

1.19          PLAN  YEAR

     Plan  Year  means  the  fiscal  year  of  the  Corporation.

1.20          SERP  ADMINISTRATIVE  COMMITTEE

     The SERP Administrative Committee will mean the person or persons appointed by the Board of Directors to administer the Plan in accordance with
Article  4.

1.21          YEARS  OF  SERVICE

     Years of Service are based upon an Eligible Employee's elapsed time of employment during which the Eligible Employee is entitled to receive Compensation. A Year of Service (including a fraction thereof) will be credited for each completed 365 days of such elapsed time which need not be consecutive. Years of Service with any subsidiaries or other affiliates of the Corporation will be recognized if so approved by the Board of Directors.


                                   ARTICLE 2
                                 PARTICIPATION



2.01          PARTICIPATION

     The Board of Directors will, from time-to-time, select those officers and key management personnel of the Participating Employers to be Eligible Employees.


                                   ARTICLE 3
                              RETIREMENT BENEFITS



3.01          NORMAL  RETIREMENT

     Subject to provisions of Section 5.03, a Participant who retires on his Normal Retirement Date will begin to receive the Normal Retirement Benefit to which he is entitled.

     (A)          NORMAL  RETIREMENT  BENEFIT

          A Participant's Normal Retirement Benefit is the monthly pension benefit commencing on his Normal Retirement Date payable in the Normal Benefit Form in an amount equal to:

          (1)          50%  of  his  Average  Monthly  Compensation,  minus

          (2) The sum of (a) his Monthly Social Security Benefit plus (b) his Pension Plan Offset.

          In addition, the amount of a Participant's Normal Retirement Benefit shall be reduced by the sum of (a) the Participant's monthly retirement benefit determined under any applicable national pension system of countries other than the United States and (b) any monthly retirement benefit that may be provided to the Participant by an Employer outside of the United States. The SERP Administrative Committee shall apply procedures similar to those for determining the amount of the Participant's Monthly Social Security Benefit and Pension Plan Offset for purposes of computing the amount of reductions in this paragraph.

          The amount of the Normal Retirement Benefit which is payable in any month up to and including the month in which the Participant attains (or, if deceased, would have attained) age 62 shall be determined without regard to the reduction for the Monthly Social Security Benefit. The SERP Administrative Committee shall apply a procedure similar to this with regard to national pension system benefits outside the United States.

     (B)          NORMAL  BENEFIT  FORM

          20 Years Certain - Monthly pension benefit payable for a period of 20 years.


3.02          EARLY  RETIREMENT

     Subject to the provisions of Section 5.03, a Participant may retire and elect, in accordance with the provisions of Section 3.06, to begin receiving monthly pension benefits as of the first day of any month that coincides with or next follows the date upon which he satisfies the following requirements:

     (a)          Attainment  of  age  55;  and

     (b)          Completion  of  five  Years  of  Service.

     A Participant who elects to begin receiving a monthly pension benefit prior to his Normal Retirement Date will receive an amount equal to his Accrued Retirement Benefit, reduced by .833% for each month by which the benefit commencement date precedes the Participant's Normal Retirement Date.

     Such monthly pension benefit will be paid in equal monthly installments for a period of 20 years.

3.03          OTHER  SEVERANCE  OF  EMPLOYMENT

     Subject to the provisions of Section 5.03, a Participant who terminates employment with all Employers for any reason (other than death) prior to the completion of five Years of Service will be entitled to receive a monthly pension benefit equal to his Accrued Retirement Benefit. Such monthly pension benefit will begin on the first day of the month that coincides with or next follows the later of the Participant's attainment of age 60 or the Participant's last day of employment with all Employers and will be paid in equal monthly installments for a period of 20 years.

3.04          PRE-RETIREMENT  DEATH  BENEFIT

     Subject to the provisions of Section 5.03, if a Participant dies before terminating employment, the Participant's designated Beneficiary will be entitled to receive a monthly pension benefit which will commence on the first day of the month following the Participant's date of death and will be paid in equal monthly installments for a period of 20 years.

     The amount of the monthly pension benefit will equal the Participant's Accrued Retirement Benefit, reduced by .833% for each month by which the benefit commencement date precedes the Participant's Normal Retirement Date. No additional reduction will be made for a benefit commencement date which precedes the Participant's Normal Retirement Date by more than five years.

3.05          REEMPLOYMENT

     If a Participant (a) terminates employment, (b) receives a distribution of all or a portion of his Accrued Retirement Benefit and (c) is later reemployed, the Participant's Normal Retirement Benefit (and therefore his Accrued Retirement Benefit) will be reduced by the Actuarial Equivalent value of the benefit which was previously distributed. The Actuarial Equivalent value for purposes of this Article will be determined based on the assumptions used at the time of the previous distribution.

3.06          PARTICIPANT  ELECTIONS

     (A)          FORM  OF  ELECTION

     A Participant may make an election under this Section 3.06 at any time by filing a completed benefit election form with the SERP Administrative Committee. Any such benefit election form will be deemed valid (and will therefore supersede a previously valid benefit election form) only if it is executed and filed at least 24 months prior to the Participant's last day of employment with all Employers.

     The monthly pension benefit for a Participant who terminates employment without a valid benefit election form will commence as of the first day of the month that coincides with or next follows the later of the Participant's attainment of age 60 or the Participant's last day of employment with all Employers and will be paid in equal monthly installments for a period of 20 years.

     (B)          EARLY  COMMENCEMENT  OF  BENEFITS

     A Participant may elect for the commencement of monthly pension benefits prior to his Normal Retirement Date under the provisions of Section 3.02. If a Participant elects a benefit commencement date which precedes his attainment of age 60 but does not complete five Years of Service, his monthly pension benefit will commence in accordance with the provisions of Section 3.03.

     (C)          OPTIONAL  BENEFIT  FORMS

     A Participant (or, upon the Participant's death, the Participant's Beneficiary) may elect to receive his benefit under any of the following forms of benefit distribution. The optional benefit forms are equal to the Actuarial Equivalent of the Normal Benefit Form and may be in an amount more than or less than that provided by the Normal Benefit Form depending on the option selected. Such distribution may be in one or more of the following forms:

     (1) Lifetime Pension - monthly pension benefit payable during the lifetime of the Participant.

     (2) Joint & 50% Contingent Survivor Pension - monthly pension benefit payable during the joint lifetime of the Participant and the Participant's spouse; reduces to 50% of the original amount upon the death of the Participant.

     (3) Joint & 75% Contingent Survivor Pension - monthly pension benefit payable during the joint lifetime of the Participant and the Participant's spouse; reduces to 75% of the original amount upon the death of the Participant.

     (4) Joint & Survivor Pension - monthly pension benefit payable for as long as either the Participant or the Participant's spouse is alive.


                                   ARTICLE 4
                                ADMINISTRATION



4.01          SERP  ADMINISTRATIVE  COMMITTEE

     (a) The Board of Directors will appoint a SERP Administrative Committee consisting of one or more persons and may increase or decrease the number of persons serving on the SERP Administrative Committee at any time and from time to time. Any member of the SERP Administrative Committee may resign upon ten days prior written notice to the Board of Directors. Unless expressly provided to the contrary in writing, each member of the SERP Administrative Committee will be deemed to resign upon his termination of employment with the Participating Employers. The Board of Directors may remove any such member at any time by notifying such person in writing and may appoint a successor.

     (b) The SERP Administrative Committee will be responsible for the management, operation and administration of the Plan. The SERP Administrative Committee will have all powers necessary to administer the Plan in accordance with its terms. The SERP Administrative Committee will have the power, exercisable in its sole and absolute discretion, to construe the Plan and determine all questions that may arise thereunder and to establish rules, forms and procedures for the administration of the Plan. In addition, the SERP Administrative Committee will establish and maintain a claims procedure similar to that set forth in Section 503 of the Employee Retirement Income Security Act of 1974 and the regulations thereunder.

     (c) The SERP Administrative Committee may engage or appoint such assistants or representatives as it deems necessary for the effective exercise of its duties in administering the Plan. The SERP Administrative Committee may delegate to such assistants and representatives any powers and duties, both ministerial and discretionary, as may be necessary or advisable. The SERP Administrative Committee also may engage accountants, actuaries, attorneys, and such other personnel as it deems necessary or advisable.

     (d) All actions of the SERP Administrative Committee will require the consent of a majority of the then members of the SERP Administrative Committee. All actions taken by the SERP Administrative Committee will be final, conclusive and binding on all parties.

     (e) In the event the SERP Administrative Committee exercises any discretionary authority under the Plan with respect to a Participant who is a member of the SERP Administrative Committee, such discretionary authority will be exercised solely and exclusively by those members of the SERP
Administrative Committee other than the Participant. In the event the remaining members of the SERP Administrative Committee cannot reach a majority conclusion, or, if such Participant is the sole member of the SERP Administrative Committee, the Board of Directors of the Corporation will appoint a temporary substitute SERP Administrative Committee member to exercise all the powers of a qualified SERP Administrative Committee member concerning the matter in which such Participant cannot so act or for which there is a deadlock.

4.02          COSTS  AND  EXPENSES

     All costs and expenses with respect to the adoption, implementation, interpretation, and administration of the Plan will be borne by the Corporation.

4.03          LIABILITY  OF  SERP  ADMINISTRATIVE  COMMITTEE

     Unless resulting from his own fraud or willful misconduct, no member of the SERP Administrative Committee will be liable for any loss arising out of any action taken or failure to act by the SERP Administrative Committee or a member thereof in connection with this Plan. The SERP Administrative Committee and any individual member of the SERP Administrative Committee and any agent thereof will be fully protected in relying upon the advice of professional consultants or advisers employed by the Corporation or the SERP Administrative Committee.

4.04          INDEMNIFICATION

     Each Participating Employer jointly and severally indemnifies and agrees to hold harmless the members of the SERP Administrative Committee and all directors, officers and employees of the Participating Employers against any loss, claim, cost, expense (including attorneys' fees), judgment or liability arising out of any action taken or failure to act by the SERP Administrative Committee or such individual in connection with this Plan; provided, however, that this indemnity will not apply to an individual if such loss, claim, cost, expense, judgment, or liability is due to such individual's fraud or willful misconduct.


                                   ARTICLE 5
                               OTHER PROVISIONS



5.01          CONSTRUCTION

     This Plan will be construed in accordance with and governed by the laws of the State of Texas. Words used in the singular will include the plural, the masculine gender will include the feminine, and vice versa, whenever appropriate.

5.02          BENEFIT  UPON  CHANGE  IN  CONTROL

     (a) Acceleration of Accrual. In the event of a Change in Control, notwithstanding any other provision in the Plan to the contrary, the Normal
Retirement  Benefits  of  those  Participants  who  are  employed  by      a
Participating Employer on the date of the Change in Control will become fully accrued notwithstanding the accrual schedule in Section 1.01.

     (b)         Form of Payment.  The benefits payable to a Participant under
Article 3 will be distributed to the Participant in a single lump sum payment in cash within thirty (30) days after the date of the Change in Control. Such single lump sum payment will be the Actuarial Equivalent of each Participant's Normal Retirement Benefit and will be based upon the greater of the Participant's actual Years of Service prior to the Change in Control or 10 Years of Service.

     (c) Additional Benefit. The amount of such single lump sum payment shall be increased by an additional amount in cash (the "Gross Up Payment") such that the net amount retained by the Participant, after reduction for federal, state, and local tax and any applicable payroll tax will be equal to the amount of the lump sum payment determined without regard to any such taxes that may be assessed with respect to such single lump sum payment. For purposes of determining the amount of the Gross Up Payment, the Participant will be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the single lump sum payment is made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Participant's residence on the date the single lump sum payment is made, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

     (d) Failure to Make Timely Payment. If the Participating Employer fails to make such single lump sum payment and Gross Up Payment to the Participant within thirty (30) day after the Change in Control, the total amount shall bear interest at the maximum nonusurious rate allowed by law from the date of the Change in Control until paid.

     (e) Assumptions and Methods to Determine Benefits. On or after the occurrence of a Change in Control, the assumptions and methods used to determine the Accrued Benefit, any optional benefit, lump-sum distribution or gross-up may not be changed in any manner that reduces the value of the benefit, distribution or gross-up.



5.03          FORFEITURE  OF  BENEFITS  UNDER  THE  PLAN

     (a) Notwithstanding any other provisions of this Plan, in the event any Participant's employment with a Participating Employer is terminated for cause (as herein defined), such Participant or his Beneficiary will not be entitled to receive any benefits under this Plan.

     (b) Termination for cause as used in Section 5.03 above will mean termination of employment for:

          (1) Proven or admitted dishonest acts against any Employer which substantially injures any Employer or the Participant's fellow employees; or

          (2)          Conviction  for  a  felony or crime of moral turpitude.

     (c) In the event any Participant terminates employment with all Employers for any reason, neither such Participant nor his Beneficiary will be entitled to receive any further benefits under this Plan if, at any time within the two-year period following such termination, such Participant:

          (1) Communicates or divulges, to or for the benefit of any competitor or rival of the Employers, any of the trade secrets or advertising processes used by any Employer;

          (2) Reveals, divulges or makes known, directly or indirectly, to any person or entity, the name or any other information concerning any client, customer or account of any Employer, or any details concerning the relationship between any Employer and such clients, customers and accounts; or

          (3) Reveals, divulges or makes known, directly or indirectly, to any person or entity any information concerning any prospective client, customer or account of any Employer, or any details concerning the relationship between any Employer and any such prospective clients, customers and accounts which would interfere with such relationship.

               For purposes of this Section 5.03(c), the term "prospective client" will mean any individual, association, firm, corporation, organization, or other entity whose business has been solicited by any Employer at any time within one (1) year preceding the Participant's date of employment termination.

5.04          SOURCE  OF  PAYMENT  OF  BENEFITS

     The Participating Employers and Parent will be jointly and severally liable for all benefits owing under this Plan, out of their general assets for Participants, and no Participant or Beneficiary will have any claim or right to any particular assets of the Participating Employers or Parent as a result of participation in this Plan. Each Participant is a general unsecured creditor of the Participating Employers and parent with no greater rights than any other general unsecured creditor of the Participating Employers or Parent. The Plan is totally unfunded and represents only the Participating Employers' and Parent's unsecured promise to pay benefits as provided hereunder. The Participating Employers or Parent may, but will not be obligated to, purchase one or more life insurance or annuity policies or contracts for the purpose of providing for their obligations hereunder. Any such policies or contracts, if so purchased, will name the Participating Employers or Parent as beneficiaries and sole owners, with all incidents of ownership therein, including (but not limited to) the right to cash and loan values, dividends (if any), death benefits, and the right of termination thereof. Any such policies or contracts that may be purchased hereunder will remain a general unrestricted asset of the Participating Employers or Parent. Neither the Participant nor any Beneficiary will have any rights with respect to, or claim against, any such policy or contract, and such policy or contract will not be deemed to be held in trust for the benefit of any Participant or any Beneficiary.

     Notwithstanding any provision of this Section 5.04 to the contrary, the Corporation previously entered into the Triton Energy Corporation Supplemental Executive Retirement Plan Trust Agreement, dated August 22, 1990, pursuant to which First City, Texas--Dallas was appointed to serve as trustee. First City, Texas--Dallas has been succeeded by Texas Commerce Bank, N.A. as trustee of such trust. The trust is a grantor trust with respect to the Corporation.
To the extent assets have been accumulated in the trust with respect to benefits accrued under this Plan, any payment by the trust shall be in satisfaction of the Corporation's obligations under this Plan.

5.05          EMPLOYMENT  RIGHTS  OF  PARTIES  NOT  RESTRICTED

     The adoption and maintenance of this Plan will not be deemed a contract between any Employer and any Participant. Nothing in this Plan will give any employee or Participant the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge any employee or Participant at any time, nor will it give an Employer the right to require any employee or Participant to remain in its employ, or to interfere with any employee's or Participant's right to terminate his employment at any time.

5.06          DESIGNATION  OF  BENEFICIARY

     Each Participant will be given the opportunity to designate a Beneficiary or Beneficiaries, and, from time-to-time, the Participant may file with the SERP Administrative Committee a new or revised designation on the form provided by the SERP Administrative Committee. If a Participant is married, the Participant's spouse will be the Participant's designated Beneficiary unless the Participant designates another person or entity as his Beneficiary.

     If a Participant dies without designating a Beneficiary, or if the Participant is predeceased by all designated Beneficiaries, the SERP Administrative Committee will distribute to the Participant's estate the Actuarial Equivalent lump sum value in cash of all benefits that are payable in the event of the Participant's death.

5.07          AMENDMENT  OR  TERMINATION  OF  THE  PLAN

     The Plan may be altered, amended, suspended, or terminated in whole or in part, at any time and from time-to-time, by the Board of Directors, in its sole discretion; however, no such action will reduce any Participant's Accrued Retirement Benefit nor will such action adversely affect or alter the Accrued Retirement Benefit or any right or obligation with respect to any Participant who has terminated, retired or died and who has become entitled to or has commenced to receive benefits hereunder.

5.08          ALIENATION

     No person entitled to any benefit under this Plan will have any right to sell, assign, transfer, hypothecate, encumber, commute, pledge, anticipate, or otherwise dispose of his interest in the benefit, and any attempt to do so will be void. No benefit under this Plan will be subject to any legal process, levy, execution, attachment, or garnishment for the payment of any claim against such person.

5.09          DISTRIBUTION  IN  THE  EVENT  PARTICIPATION  IS  DISALLOWED

     Notwithstanding any provision in this Plan to the contrary, in the event the SERP Administrative Committee, in its sole discretion, determines that the participation of any Participant in this Plan may cause this Plan to fail to be exempt from the requirements of Parts 2, 3, and 4 of Subtitle B of Title I of ERISA as an unfunded plan of deferred compensation for a select group of management or highly compensated employees, such Participant will cease to be a Participant in this Plan as of the date such determination is made by the SERP Administrative Committee, and as soon as administratively practicable the single sum value of the benefit that he has accrued as of the date of such determination under this Plan will be paid to such Participant (or to his beneficiary or beneficiaries in the event of his death) in a single cash payment in lieu of and in full satisfaction of all of his rights and interests under this Plan. Such single sum value will be computed using the Actuarial Equivalent of the Participant's Accrued Retirement Benefit.

5.10       BINDING ON PARTICIPATING EMPLOYERS, EMPLOYEES, AND THEIR SUCCESSORS

     This Plan will be binding upon and inure to the benefit of the Participating Employers , their successors and assigns, and the Participant and his heirs, executors, administrators, and duly appointed legal representatives.

     IN WITNESS WHEREOF, this instrument has been executed by the duly authorized and empowered officer of the Corporation, this 13th day of January, 1998 but effective as of the 1st day of January, 1998.


                              Triton  Exploration  Services,  Inc.


                              By: ___________________________
                                  Robert B.  Holland,  III
                                  Sr.  Vice  President  and  Secretary